Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tuya Inc. of our report dated February 26, 2021 relating to the financial statements, which appears in Tuya Inc.’s Amendment No. 1 to the Registration Statement on Form F-1 (NO. 333-253575).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

June 24, 2021